EXHIBIT 99.1

COLUMBIA
LABORATORIES, INC

NEWS

Contact:	David Weinberg	Melody A. Carey
	Chief Financial Officer	Rx Communications Group, LLC
	973-994-3999 x7933	917-322-2571

FOR IMMEDIATE RELEASE

COLUMBIA LABORATORIES REPORTS SECOND QUARTER
2005 FINANCIAL RESULTS
Net revenues up 36%, operating expenses down 38%, from prior year period

LIVINGSTON, NJ— August 2, 2005—Columbia Laboratories, Inc. (NASDAQ: CBRX) today announced financial results for the second quarter ended June 30, 2005. Highlights of the quarter included:

•	Net revenues of $6.3 million, a 36% increase from $4.7 in the second quarter of 2004, and a 48% increase from $4.3 million in the first quarter of 2005

•	Operating expenses of $5.0 million, a 38% decrease from $8.2 million in the second quarter of 2004, and a 16% decrease from $6.0 million in the first quarter of 2005

•	Loss from operations of $1.0 million, an improvement from loss from operations of $5.3 million in the second quarter of 2004, and from $3.6 million in the first quarter of 2005

•	Net loss of $1.6 million, an improvement from net loss of $6.6 million in the second quarter of 2004, and from $4.2 million in the first quarter of 2005

•
Net loss per basic and diluted share of $0.04, an improvement from a net loss per basic and diluted share of $0.16 in the second quarter of 2004, and from a net loss per basic and diluted share of $0.10 in the first quarter of 2005

•	Raised $6.9 million in gross proceeds through the sale of Series E Convertible Preferred Stock in a private placement to institutional investors

“We are pleased to report that our second quarter financial results were in line with our expectations,” stated Fred Wilkinson, Columbia’s president and chief executive officer. “Per our previously stated goals, we increased revenues quarter over quarter and significantly reduced expenses, which positively impacted our bottom line. Our goal of quarterly profitability remains in sight; however, increased R&D expenses related principally to the Prochieve® study in preterm birth and slower than anticipated prescription growth for Striant® from our target audience make it unlikely that we will achieve that objective in 2005.”

354 Eisenhower Parkway
Plaza I, Second Floor
Livingston, NJ 07039

TEL: (973) 994-3999
FAX: (973) 994-3001

Columbia’s re-structured sales force has established its new territories and continues to emphasize the Company’s “user-based” selling strategy, which is aimed at generating additional prescriptions from physicians who are already prescribers of the Company’s products, while prospecting for select new prescribers. Columbia expects to realize improved results from this promotional effort behind the Company’s promoted products during the next several quarters.

During the second quarter, the Prochieve® preterm study, which is designed to show the effect of Prochieve® 8% in reducing the incidence of preterm delivery in women who are predisposed to this problem, continued to recruit and enroll patients. New centers were added during the quarter, bringing to 33 the total number of study sites. Administrative delays in bringing new centers online and the reluctance of some eligible patients to enroll in a placebo-controlled study have led to a slower than anticipated growth in recruitment. Although enrollment is now not expected to be completed until late 2005, Columbia remains confident that, with a positive outcome, the Company can still file with  FDA for a label indication in mid-2006.

Columbia’s other near term R&D program involves lidocaine vaginal gel for dysmenorrhea. An abstract highlighting positive outcomes of an early lidocaine vaginal gel study was published in the April 2005 supplement to Obstetrics & Gynecology. The Company also completed a dosing study for lidocaine vaginal gel during the second quarter and analysis of the results is underway. The results will determine the appropriate dose for the Phase II study now scheduled to start in the second half of 2005.

Also, during the quarter data from a pilot study investigating the effects of hormone supplementation, including Prochieve® 8%, following clomiphene citrate therapy were published in Current Medical Research and Opinion. The study suggests that administering a sequential estrogen and progesterone supplementation regimen, including Prochieve® 8%, with clomiphene citrate may increase the rate of pregnancy, as compared to clomiphene citrate therapy alone, but, because this was a pilot study, the difference did not reach statistical significance.

Financial Overview

Net revenues for the second quarter of 2005 were $6.3 million up from $4.7 million in the second quarter of 2004. Net revenues from promoted products were $1.7 million in the second quarter of 2005 as compared with $1.1 million in the second quarter of 2004, primarily as a result of increased sales of the Prochieve line of products to trade customers to meet prescription demand. Net revenues from partnered products were $4.6 million in the second quarter of 2005 as compared with $3.6 million in the second quarter of 2004, primarily as a result of an increase in the sale of RepHresh® and Crinone® to our marketing partners. Net revenues increased from $4.3 million in the first quarter of 2005, to $6.3 million in the second quarter of 2005. Net revenues in the second quarter of 2005 reflect a provision for product returns amounting to $1.6 million. During the quarter the Company re-evaluated its estimate for product returns to take into consideration additional factors related to inventory and return practices of its primary trade customers.

Gross profit as a percentage of net sales was 65% in the second quarter of 2005, versus 61% in the second quarter of 2004. The higher percentage resulted from an increase in overall production and a change in product mix in the second quarter of 2005. The gross profit margin in the first quarter of 2005 was 58%.

Selling and distribution expenses were $2.1 million in the second quarter of 2005, a 57% decrease from $4.9 million in the second quarter of 2004, reflecting decreased sales force costs for promotion of the Company’s products in the United States which resulted from the February 2005 sales force and marketing restructuring and concurrent reduction of the sales force from approximately 80 persons in the second quarter of 2004 to approximately 28 persons in the second quarter of 2005.

General and administration costs decreased 9% to $1.7 million in the second quarter of 2005 from $1.9 million a year ago. The reduction in expenses was primarily the result of a decrease in insurance premiums.

Research and development costs were $1.2 million in the second quarter of 2005, a 13% decrease from $1.4 million in second quarter of 2004. The reduction reflects a decrease in costs associated with obtaining regulatory approvals for Striant in Europe and costs associated with completing Striant Phase III follow-up studies partially offset by increasing costs related to the ongoing Phase III trial for Prochieve® 8% in preventing preterm delivery in pregnant women who are at high risk.

As a result, for the second quarter of 2005 the Company reported a net loss of $1.6 million, or $0.04 per basic and diluted share, as compared to a net loss of $6.6 million, or $0.16 per basic and diluted share, in the second quarter of 2004.

During the second quarter of 2005, the Company raised $6.9 million in gross proceeds through the sale of Series E Convertible Preferred Stock in a private placement to institutional investors. As of June 30, 2005, Columbia had cash and cash equivalents of $9.0 million. The Company believes that it has sufficient cash to meet its operating plan for 2005.

Outlook
The second quarter net loss from operations of $1.0 million and the first six months net loss from operations of $4.5 million are in line with the Company’s previously projected net loss from operations of between $3.0 million and $6.0 million for fiscal year 2005. Second quarter net revenues of $6.3 million and the first six months net revenues of $10.6 million are also in line with the Company’s previously projected revenue range of $22 million to $28 million for fiscal year 2005.

Quarterly Conference Call
As previously announced, Columbia Laboratories will hold a conference call on August 2, 2005 at 11:00 AM ET to review financial results of the second quarter ended June 30, 2005.

Access information
Date:	August 2, 2005
Time:	11:00 AM ET
U.S./Canada dial-in number:	(800) 299-0433
International dial-in number:	(617) 801-9712
Access code:	20683035
Live webcast:	www.columbialabs.com, under the investors or events tabs

A recording of the conference call will be available two hours after completion until August 9, 2005 at 11:59 PM ET at (888) 286-8010 (U.S.) and (617) 801-6888 (International). The replay password is 56268229. The webcast will be archived for on-demand listening for one year on Columbia Laboratories website, www.columbialabs.com.

About Prochieve® 8% (progesterone gel) and Preterm Delivery
The Company is conducting a multi-center, randomized, double-blinded, placebo-controlled Phase III clinical study designed to assess the efficacy, safety, and tolerability of Prochieve® 8% (progesterone gel) in preventing preterm delivery in pregnant women who are at increased risk for preterm delivery. The study protocol defines ‘at risk’ patients as those with a history of a spontaneous preterm delivery or a cervical length of ≤2.5 cm (as measured by transvaginal ultrasound) with the current pregnancy. Under the study protocol, patients are treated with either Prochieve 8% or placebo for approximately seventeen weeks, or until delivery. Treatment is initiated between 18 and 22 weeks gestation. The primary endpoint is time to delivery.

The Prochieve study is designed to enroll 636 patients, and is currently enrolling patients at 33 study sites nationwide. Please visit www.PretermDeliveryTrial.com for additional information or to see if you may be eligible to participate in this study. Pregnant women who have had a prior preterm birth and who may wish to participate in the study, but who do not have internet access, may contact Columbia Laboratories directly at (973) 994-3999.

About Columbia Laboratories
Columbia Laboratories, Inc. is a U.S.-based international pharmaceutical company dedicated to the development and commercialization of women's health care and endocrinology products. Columbia markets Prochieve® 8% (progesterone gel) for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and Prochieve® 4% (progesterone gel) for the treatment of secondary amenorrhea. The Company also markets Striant® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's products and product candidates utilize the Company's bioadhesive drug delivery technology, which is able to deliver a broad range of compounds, including peptides, across many of the body’s mucosal surfaces to address numerous therapeutic areas. The Company is investigating the potential utility of Prochieve® 8% in the prevention of preterm birth and developing a vaginally-administered lidocaine product to treat dysmenorrhea and pelvic pain. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, certain statements of Columbia Laboratories, Inc.’s expectations made in this press release, including those regarding the Company’s clinical research programs, anticipated revenues, net loss from operations, attainment of quarterly profitability, as well as Columbia Laboratories, Inc.’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties. Those statements include statements regarding the intent, belief or current expectations of Columbia Laboratories and its management team.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements.  Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of Striant®, Prochieve® 8% and Prochieve® 4% in the U.S.; the timing and size of orders for out-licensed products from our marketing partners; the timely receipt of the national marketing authorizations and individual licenses for Striant® in European countries; the timely payment of milestone payments by our marketing and product development partners; the timely and successful development of products; the timely and successful completion of clinical studies, including the Prochieve® 8% study for preventing preterm delivery and lidocaine vaginal gel studies; success in obtaining acceptance and approval of new products and indications for current products by the FDA and international regulatory agencies, including acceptance and approval of an indication for preventing preterm delivery for Prochieve® 8% from the FDA; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and health care industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission.  Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.

Striant®, Prochieve® and Crinone® are registered trademarks of Columbia Laboratories, Inc.

Financial Tables to Follow

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Six Months Ended June 30,		Three Months Ended June 30,
	2005	2004	2005	2004

NET REVENUES	$10,614,422	$9,203,637	$6,333,845	$4,663,958
COST OF REVENUES	4,062,440	3,502,871	2,245,435	1,817,675
Gross profit	6,551,982	5,700,766	4,088,410	2,846,283

OPERATING EXPENSES:
Selling and distribution	5,000,396	9,748,148	2,101,793	4,875,242
General and administrative	3,522,722	3,782,737	1,696,964	1,854,991
Research and development	2,540,822	3,056,663	1,248,597	1,439,952
Total operating expenses	11,063,940	16,587,548	5,047,354	8,170,185
Loss from operations	(4,511,958)	(10,886,782)	(958,944)	(5,323,902)
OTHER INCOME (EXPENSE):
Interest income	86,399	118,976	40,561	59,007
Interest expense	(1,365,966)	(1,435,536)	(625,353)	(751.355)
Loss on sale of intangible assets	-	(577,917)	-	(577,917)
Other, net	(13,218)	(76,850)	(46,300)	(9,113)
	(1,292,785)	(1,971,327)	(631,092)	(1,279,378)
Net loss	($5,804,743)	($12,858,109)	$(1,590,036)	$(6,603,280)
NET LOSS PER COMMON SHARE:	$(0.14)	$(0.32)	$(0.04)	$(0.16)
(Basic and diluted)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSHANDING:	41,751,934	40,207,797	41,751,934	40,675,011
(Basic and diluted)

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2005	December 31, 2004
ASSETS	(Unaudited)
Current assets-
Cash and cash equivalents	$8,966,533	$19,781,591
Accounts receivable, net	4,675,858	4,260,379
Inventories	2,594,732	2,742,544
Prepaid expenses and other current assets	444,915	1,155,673
Total current assets	16,682,038	27,940,187
Property and equipment, net	1,119,094	1,207,041

Other assets	120,321	121,140
TOTAL ASSETS	$17,921,453	$29,268,368

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities-
Note payable - short-term	$	---	$10,000,000
Current portion of financing agreements		1,105,049	2,753,486
Accounts payable		1,471,609	2,772,107
Accrued sales returns and other accrued expenses		2,975,817	3,111,198
Total current liabilities		5,552,475	18,636,791
Deferred revenue		4,350,873	4,239,060
Long-term portion of financing agreements		19,588,719	18,923,440
TOTAL LIABILITIES		29,492,067	41,799,291

Stockholders’ equity (deficiency)-
Preferred stock, $0.01 par value; 1,000,000 shares authorized:

Series B Convertible Preferred Stock, 130 shares issued and outstanding in 2005 and 2004	1	1

Series C Convertible Preferred Stock, 3,250 shares issued and outstanding in 2005 and 2004	32	32

Series E Convertible Preferred Stock, 69,000 shares issued and outstanding in 2005	690

Common stock, $0.01 par value; 100,000,000 authorized:
41,751,934 shares issued and outstanding in 2005 and 2004	417,519	417,519
Capital in excess of par value	175,410,133	168,587,536
Accumulated deficit	(185,582,581)	(181,777,838)
Accumulated other comprehensive income	183,592	241,827
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(11,570,614)	(12,530,923)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$17,921,453	$29,268,368

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